Exhibit 23.1

                         INDEPENDENT AUDITOR'S CONSENT





We consent to the use in the Registration Statement and Prospectus of InfoNow Corporation of our report dated February 13, 1998, accompanying the consolidated financial statements of InfoNow Corporation contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the headings "Selected Financial Data" and "Experts" in the Prospectus.


Hein + Associates LLP


Denver, Colorado
July 13, 1998